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                                                                    EXHIBIT 10.1

                                TALX CORPORATION
                        1988 INCENTIVE STOCK OPTION PLAN
                  (AMENDED AND RESTATED THROUGH SECOND AMENDMENT)

1. Purpose of Plan: The purpose of this Plan is to aid TALX Corporation ("the Company") in securing and retaining key employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Company, to join or continue in the service of the Company and increase their efforts for its welfare.

2. Duration of Plan: The Plan shall extend from the date of its adoption by the Board of Directors until March 31, 1998; provided that the Board of Directors may suspend or terminate the Plan at any time. No suspension or termination shall affect options then in effect.

3. Granting of Options: (a) The Company's Board of Directors may from time to time grant options to purchase shares of the Company's class of Common Stock, $.0625 par value ("Shares"), to those key employees of the Company, including officers and directors who are employees, who may be designated by the Executive Committee in its discretion.

            (b) The maximum number of Shares for which options may be granted under the Plan is 187,109, as adjusted for the 1 for 3.5 reverse stock split. Shares optioned may consist, in whole or in part, of unissued Shares or reacquired Shares. If any Shares that have been optioned cease to be subject to option, they may again be optioned under the Plan and for the purpose of the Section shall not be considered as having been theretofore optioned. The foregoing number of Shares may be increased or decreased by events stated in Section 5.

            (c) No option may be granted under the Plan after the termination date of the Plan, but options theretofore granted may extend beyond that date.

            (d) No person shall have any rights of a stockholder as to Shares under option until such Shares shall have been issued to him upon due exercise of the option.

4. Terms of Options: Except as provided below, the term of each option shall be not more than ten (10) years from the date of granting thereof. The terms of each option granted under the Plan shall be as determined from time to time by the Board of Directors and embodied in an option agreement between the Company and the participant, consistent however, with the following:

            (i) Payment in full in cash shall be made for all Shares purchased, plus required payroll taxes, if any.

            (ii) Each option agreement shall include as conditions to the purchase of Shares pursuant thereto that the participant shall represent to the Company at the time of each purchase that he is acquiring the Shares for investment and not with a view to the distribution thereof, and that the Share certificates shall bear appropriate restrictive legends.

            (iii) The option shall not be transferable by the participant and, the option shall be exercisable only by him.

            (iv) No option shall be exercisable after the expiration of six years from the date the option is granted.

            (v) The maximum aggregate fair market value (determined as of the time an option is granted) of Shares with respect to which options are first exercisable by a participant in any calendar year (under all plans of the Company) shall not exceed an aggregate fair market value of one hundred thousand dollars ($100,000).

            (vi) The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the vesting and/or exercise of the option, as the Board of Directors shall deem advisable.

            (vii) The option agreements authorized under the Plan shall contain such provisions that a) in the event that participant dies, becomes permanently disabled, retired, or has employment terminated by the Company, all unexercised options expire and all Shares owned by the participant must be redeemed by the Company at the net book value per share determined as of the close of the previous calendar quarter; b) in the event participant withdraws from the Company, all Shares owned by the participant must be redeemed by the Company at a purchase price equal to the price paid by participant to acquire said shares.

            (viii) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments,
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      reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any of its business or assets.

5. Stock Adjustment: In the event of any stock dividend or split-up, or combination of, or other change in, the Company's common stock, except for the sale of new shares, then the number or kind of Shares available for option under the Plan or subject to an option thereunder shall be proportionately added to, increased, diminished or changed, without increase or decrease in the aggregate purchase price of all Shares subject to option before and after such change.

6. Rights to Continued Employment: Nothing in the Plan or in any grant pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or interfere with the right of the Company to terminate his employment at any time.

7. Time of Granting of Option: A grant of an option under the Plan shall be deemed to be made on the date on which the Board of Directors, by formal action of its members, duly recorded in the records thereof, makes a grant of an option to an eligible employee of the Company.

8. Discretionary Payment in Lieu of Purchase: In lieu of exercise of his option, or any portion thereof, a participant may request that the Board of Directors authorize cancellation of that portion of the option covered by the request and payment to him of an amount equal to the difference between the purchase price and the fair market value of the Shares on the date of the request. Such request may, in the sole discretion of the Board of Directors, be approved or denied in whole or in part. The Board of Directors may, if it shall approve any such request either in whole or in part, at its sole discretion, authorize such payment to be made in Shares of the Company valued at fair market value on the date of the request, or in cash, or partly in such Shares and partly in cash. Denial or approval of any such request shall not require a subsequent request to be similarly treated by the Board of Directors.

9. Administration of Plan: The Board of Directors shall have the power to interpret the Plan, to make rules for carrying it out, and to make changes in the Plan and in such rules. It shall have no power (without the consent of the person or persons at the time entitled to exercise the option) to change the terms and conditions of any option except to the extent, if any, provided in such option. Its determination as to who are "key employees" shall be conclusive.

10. Effectiveness of the Plan: The Plan shall become effective upon adoption by the Board of Directors, subject, however, to its further approval by the stockholders of the Company given within twelve (12) months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the stockholders, and a special meeting duly called and held for such purpose, or by any other method permitted by the law of Missouri. Grants of options may be made prior to such stockholders' approval, but all grants made prior to such stockholders' approval shall be subject to the obtaining of such approval and, if such approval is not obtained, such grants and the options related thereto shall not be effective for any purpose.

11. Definitions: As used in the Plan, "employee" means any person, including officers and directors, in the regular full-time employment of the Company or any of its subsidiaries, and "participant" means an employee to whom an option is granted and continues exercisable under the Plan.